UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about September 28, 2012 to our stockholders of record as of September 12, 2012 in connection with our 2012 Annual Meeting of Stockholders, which was held on November 2, 2012 at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California, 91361. At the Meeting, the stockholders voted on three matters. One of the matters was the election of directors and the slate of nominees was elected; another matter was the ratification of our auditors which was approved; and the remaining matter was an advisory vote concerning executive compensation, which was approved.

The first matter was the election of the members of the Board of Directors. The eight directors elected and the tabulation of the votes (both in person and by proxy) was as follows:

Nominees for Directors	For	Against	Withheld

Stephen G. Berman	11,302,766	0	6,380,918
Dan Almagor	10,294,832	0	7,388,852
Marvin W. Ellin	10,355,808	0	7,327,876
Robert E. Glick	11,067,824	0	6,615,860
Michael G. Miller	11,067,824	0	6,615,860
Murray L. Skala	11,379,520	0	6,304,164
Peter F. Reilly	17,044,617	0	639,067
Leigh Anne Brodsky	17,046,360	0	637,324

There were 2,395,254 broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to ratify the appointment by the Board of Directors of BDO USA, LLP, as our independent certified public accountants for 2012. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

19,455,312	90,869	533,256

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The third matter upon which the stockholders voted was an advisory vote approving our executive compensation. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions

10,281,303	7,344,366	58,015

There were 2,395,753 broker held non-voted shares represented at the Meeting with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: November 8, 2012	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO